UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Office) (Zip Code)

(703) 436-2161

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001	QUBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2022, Quantum Computing Inc. (the “Company”), Project Alpha Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Project Alpha Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), QPhoton, Inc., a Delaware corporation (“QPhoton”), and Yuping Huang, the principal stockholder of QPhoton (“Mr. Huang”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to acquire QPhoton through a series of merger transactions (collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The Transaction and Consideration

Pursuant to the Merger Agreement, immediately following the closing of the Transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub I will merge with and into QPhoton, with QPhoton surviving the merger as a wholly-owned subsidiary of the Company, immediately after which the surviving corporation would merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of the Company (the “Surviving Company”). The merger consideration to be paid to the stockholders of QPhoton (the “Merger Consideration”) consists of (i) 5,802,206 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) 2,377,028 shares of a new series of the Company’s preferred stock, par value $0.0001 per share, to be designated Series B convertible preferred stock (“Series B Preferred Stock”), and (iii) warrants to purchase up to 7,028,337 shares of Common Stock (the “Warrants”).

The terms of the Series B Preferred Stock will be as set forth in the Certificate of Designation of the Series B Preferred Stock to be filed with the Secretary of State of the State of Delaware, the form of which is attached as Exhibit D to the Merger Agreement (the “Certificate of Designation”). Each share of Series B Preferred Stock will initially be convertible into ten shares of Common Stock, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Certificate of Designation provides that, unless and until the Stockholder Approval (as defined below) is obtained, no shares of Series B Preferred Stock may be converted into shares of Common Stock to the extent that such issuance, taken together with the issuance of all other shares of Common Stock pursuant to the Merger Agreement, would breach the Company’s obligations under the Nasdaq listing rules. Upon receipt of the Stockholder Approval, all outstanding shares of Series B Preferred Stock would automatically convert into shares of Common Stock. The Series B Preferred Stock will rank senior to the Common Stock, and junior to the Company’s outstanding Series A convertible preferred stock, with respect to payment of dividends and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company. No dividends will be payable on the Series B Preferred, unless specifically declared by the Company’s board of directors (the “Board”). The holders of shares of Series B Preferred Stock will have no voting rights on account of the Series B Preferred Stock, other than certain protective provisions set forth in the Certificate of Designation, including with respect to certain matters affecting the rights of the Series B Preferred Stock and with respect to any voluntary liquidation or Change of Control (as defined in the Certificate of Designation) of the Company not approved by the Board (including at least one Board designee of the former stockholders of QPhoton).

The terms of the Warrants will be as set forth in the form of Warrant attached as Exhibit F to the Merger Agreement. The Warrants will have an exercise price of $0.0001 per share and will be exercisable for cash or on a cashless basis. The number and kind of shares issuable upon exercise of the Warrants and the exercise price of the Warrants will be subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Warrants will be exercisable commencing upon issuance at the Closing and will expire five years from the date of issuance. Unless and until the Stockholder Approval is obtained, no shares of Common Stock may be issued upon exercise of the Warrants to the extent that such issuance, taken together with the issuance of all other shares of Common Stock pursuant to the Merger Agreement, would breach the Company’s obligations under the Nasdaq listing rules and an appropriate number of shares of Series B Preferred Stock would instead be issued upon exercise of the Warrants to the extent of such limitation. In addition, no shares of Common Stock or Series B Preferred Stock may be issued under the Warrant until certain vesting terms set forth in the Warrant and Merger Agreement are satisfied.

175,035 of the shares of Series B Preferred Stock to be issued to Mr. Huang as part of the Merger Consideration will be held in escrow for six months following the Closing to secure Mr. Huang’s indemnification obligations under the Merger Agreement, pursuant to an escrow agreement to be entered into at the Closing in form mutually acceptable to the Company, Mr. Huang and an exchange agent to be designated in accordance with the provisions of the Merger Agreement (the “Escrow Agreement”).

The Merger Agreement provides that the Merger Consideration would be adjusted to reflect any stock split, stock dividend or other similar event affecting the outstanding shares of capital stock of the Company prior to the Closing. In addition, if the Company issues additional shares of Common Stock, preferred stock, options, warrants or other equity-like securities prior to the Closing without the consent of QPhoton, subject to certain specified excepted issuances, the parties have agreed to use commercially reasonable efforts to negotiate appropriate changes to the terms of the Merger Agreement such that the aggregate Merger Consideration would equal 49% of the total capital stock of the Company on a fully-diluted basis immediately following the Closing.

Representations and Warranties

QPhoton has made customary representations and warranties in the Merger Agreement relating to, among other things, its ability to enter into the Merger Agreement, its outstanding capitalization and various aspects of its business. The Company and the Merger Subs have made customary representations and warranties in the Merger Agreement relating to, among other things, their ability to enter into the Merger Agreement, its outstanding capitalization and various aspects of its business.

Covenants

The Merger Agreement contains customary covenants of each of the Company and QPhoton with respect to, among other things, operation of their respective businesses consistent with past practice prior to the consummation of the Transactions (including refraining from taking certain specified actions), efforts to obtain all required governmental approvals to consummate the Transactions, and efforts to satisfy other conditions to the consummation of the Transactions.

QPhoton has agreed to customary “no shop” obligations. QPhoton has also agreed to submit the Merger Agreement to its stockholders for approval by written consent, which consent is to be delivered to the Company as soon as practicable, and in any event within 48 hours of the date of the Merger Agreement (the “QPhoton Stockholder Approval”) and (ii) to promptly deliver to the Company the financial statements of QPhoton (the “Required Financial Statements”) required to be included by the Company in its reports and other documents to be filed with the Securities and Exchange Commission (the “SEC”).

The Company has agreed, following the Closing and QPhoton’s delivery of its required financial statements, to prepare and file with the SEC a proxy statement with respect to a meeting of the stockholders of the Company to be held to seek approval and adoption of (i) the issuance of the shares of Common Stock underlying the Series B Preferred Stock and the Warrants, (ii) the election of three people to the Board designated by Mr. Huang (or, if Mr. Huang holds less than a specified number of shares of Common Stock, other key QPhoton stockholders and certain transferees thereof) as contemplated by the Stockholders Agreement (as defined below) and (iii) any other proposals the Company and QPhoton deem necessary or appropriate to effectuate the Transactions (the “Stockholder Approval”).

The Company has agreed to use reasonable best efforts to take all actions necessary to obtain a final non-appealable order from the Court of Chancery of the State of Delaware pursuant to Section 205 of the General Corporation Law of the State of Delaware (the “DGCL”) validating and declaring effective in all material respects certain specified corporate acts previously taken by the Company and its predecessor that may have been the subject of a failure of authorization (as defined in Section 204 of the DGCL) and certain subsequent corporate acts (the “Section 205 Order”). The Company is taking these measures as a result of the identification of potential technical defects in the authorization of the conversion of the Company from a North Carolina corporation to a Delaware corporation and other corporate acts, including in relation to the form and manner in which consents of the board of directors and stockholders were executed and delivered as well as potential administrative or clerical defects or potential non-conformity with technical requirements under the North Carolina Business Corporations Act or the DGCL. The Company believes that the Section 205 Order will operate to confirm its organization, capitalization, board composition and internal governance documents, processes and procedures in a manner that gives effect to the expectations of its directors, officers, stockholders, other investors and constituents.

If the Company does not obtain the Section 205 Order with respect to matters that require validation under Section 205 of the DGCL within 100 days of the signing of the Merger Agreement, QPhoton may elect to terminate the Merger Agreement; provided, that the Company may, in its sole discretion, extend such date for termination by one or more consecutive one month periods by loaning QPhoton, for each month of extension, $500,000 pursuant to a promissory note to be issued under the Note Purchase Agreement entered into on February 18, 2022 (the “Note Purchase Agreement”), between the Company and QPhoton (which Note Purchase Agreement would be amended and restated to provide for the issuance of any such additional promissory note).

Board of Directors and Officers

The Company has agreed to take all requisite lawful action so that Mr. Huang will be added as an additional member of the Board and as an officer of the Company in connection with the Closing.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days, following the satisfaction or, if permissible, waiver of all of the closing conditions contained in the Merger Agreement, with the exception of those conditions that can only be satisfied at the Closing.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	The QPhoton Stockholder Approval will have been obtained;

(b)	The counterparty to a note purchase agreement previously entered into between QPhoton and such counterparty will have received the amount payable thereunder as a result of the Transactions, as mutually agreed between the Company and QPhoton;

(c)	No governmental authority will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

(d)	If applicable, all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will have been completed and any applicable waiting period will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained;

(e)	The Certificate of Designation will have been filed and accepted by the Secretary of State of the State of Delaware;

(f)	The Required Financial Statements will have been prepared by the Company and QPhoton;

(g)	Mr. Huang will have been appointed as an officer and director of the Company; and

(h)	The Company will have received the Section 205 Order (or the matters to be addressed thereby will have been otherwise validly ratified or corrected).

The obligations of the Company and the Merger Subs to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)	The representations and warranties of QPhoton contained in the Merger Agreement will each be true and correct in all material respects (or, in the case of certain fundamental representations and warranties, in all respects) as of the date of the Closing date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date);

(b)	QPhoton will have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement;

(c)	QPhoton will have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of certain conditions contained in the Merger Agreement;

(d)	No material adverse effect with respect to QPhoton will have occurred;

(e)	All of certain specified consents, approvals and authorizations of governmental authorities and other persons will have been obtained;

(f)	All members of QPhoton’s board of directors, other than those identified in the Merger Agreement as continuing directors, will have resigned from such position;

(g)	No holders of QPhoton’s common stock will have demanded and not effectively withdrawn, validly waived or forfeited an appraisal of any such holder’s shares under Section 262 of the DGCL; and

(h)	Certain other closing agreements, certificates and documents will have been executed and delivered by the applicable persons, including the Stockholders Agreement, the Registration Rights Agreement (as defined below), an employment agreement between the Company and Mr. Huang, and the Escrow Agreement.

The obligations of QPhoton to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)	The representations and warranties of the Company and Merger Subs contained in the Merger Agreement will each be true and correct in all material respects, except where the failure of such representations and warranties to be true and correct (subject to certain specified exceptions), taken as a whole, does not result in a Company material adverse effect as of the date of the Closing date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date);

(b)	The Company will have performed or complied in all material respects with all other agreements and covenants required by the Merger Agreement;

(c)	The Company will have delivered to QPhoton a certificate, dated the date of the Closing, signed by the President of the Company, certifying as to the satisfaction of certain conditions contained in the Merger Agreement;

(d)	No material adverse effect with respect to the Company will have occurred; and

(e)	Certain other closing agreements will have been executed and delivered by the applicable persons, including the Stockholders Agreement, the Registration Rights Agreement, the Support Agreements (as defined below) and the Escrow Agreement.

Termination

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, as follows:

(a)	By mutual written consent of the Company and QPhoton;

(b)	By either the Company or QPhoton, if (i) the Closing shall not have occurred by December 31, 2022 (the “Outside Date”); provided that the Merger Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Merger Agreement and such breach or violation will have been the principal cause of the failure to consummate the Transactions on or prior to the Outside Date;

(c)	By either the Company of QPhoton if any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) that has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(d)	By the Company if QPhoton has failed to (i) deliver the QPhoton Stockholder Approval within 48 hours after the date of the Merger Agreement, (ii) deliver support agreements from certain of its stockholders within 48 hours after the date of the Merger Agreement or (iii) delivered the Required Financial Statements on or prior to June 30, 2022;

(e)	By QPhoton if the Company has failed to deliver the Section 205 Order within 100 days of the date of the Merger Agreement, subject to extension as provided in the Merger Agreement;

(f)	By the Company if QPhoton breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the conditions of the Merger Agreement would not be satisfied (“Terminating QPhoton Breach”); provided the Company and Merger Subs are not then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement; provided further that, if such Terminating QPhoton Breach is curable by QPhoton, the Company may not terminate the Merger Agreement for so long as QPhoton continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured by 30 days after written notice of such breach is provided by the Company to QPhoton; and

(g)	By QPhoton if the Company or either Merger Sub breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the conditions of the Merger Agreement would not be satisfied (“Terminating Company Breach”); provided QPhoton is not then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement; provided further that, if such Terminating Company Breach is curable by the Company, QPhoton may not terminate the Merger Agreement for so long as the Company and Merger Subs continue to exercise reasonable efforts to cure such breach, unless such breach is not cured by 30 days after written notice of such breach is provided by QPhoton to the Company.

Effect of Termination

If the Merger Agreement is terminated, it will become void, and there will be no liability or obligation under the Merger Agreement on the part of any party thereto, except as set forth in the Merger Agreement or in the case of termination subsequent to a willful material breach of the Merger Agreement by a party thereto.

Expenses

Each party to the Merger Agreement is responsible for its own expenses, except that (a) the Company has agreed to pay in advance upon demand any reasonably anticipated or incurred expenses or damages awarded to a third party in a non-appealable final judicial determination as a result of any action initiated by stockholders of QPhoton, other than Key QPhoton Stockholders (as defined below), against QPhoton, its officers and/or directors, as a result of, or related to, the Transaction and certain other specified matters and (b) if any action is (i) brought to challenge the Transaction or (ii) otherwise necessary to enforce the terms of the Merger Agreement or any of the agreements contemplated thereunder, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief obtained by such party.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K. The Merger Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, QPhoton or the other parties thereto. In particular, the assertions embodied in representations and warranties by QPhoton, the Company and Merger Subs contained in the Merger Agreement are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about QPhoton, the Company and Merger Subs.

Support Agreement

On May 20, 2022, certain securityholders of QPhoton holding more than 50% of the outstanding shares of QPhoton common stock (the “Key QPhoton Stockholders”) entered into a Stockholder Support Agreement (the “QPhoton Support Agreement”) with the Company, pursuant to which, among other things, the Key QPhoton Stockholders agreed to vote their shares in favor of the Merger Agreement and the Transactions. After the date hereof but prior to the Closing date, certain stockholders of the Company (the “Key Company Stockholders”) will be required to enter into a Stockholder Support Agreement (the “Company Support Agreement”, and together with the QPhoton Support Agreement, the “Support Agreements”) with the Company, pursuant to which, among other things, the Key Company Stockholders agreed to vote their shares in favor of the Merger Agreement and the Transactions. The Company Support Agreement will be in substantially similar form to the QPhoton Support Agreement attached as Exhibit C to the Merger Agreement.

The foregoing description of the QPhoton Support Agreement and the Company Support Agreement is qualified in its entirety by reference to the full text of the form of QPhoton Support Agreement, a copy of which , is included as Exhibit C to the Merger Agreement included as part of Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholders Agreement

In connection with the Transactions, the Company, the Key QPhoton Stockholders and the Key Company Stockholders will enter into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which, among other things, following the Closing, (i) Mr. Huang (or, if Mr. Huang holds less than a specified number of shares of Common Stock, other Key QPhoton Stockholders and certain transferees thereof) will be entitled to designate three directors for nomination for election to the Board, (ii) the Chief Executive Officer of the Company will be entitled to designate four directors for nomination for election to the Board, and (iii) each stockholder party to the Stockholders Agreement will agree to vote in favor of and consent to each such designee in connection with each vote taken or written consent executed in connection with the election of directors to the Board. The Stockholders Agreement will terminate with respect to each stockholder party thereto at such time as such stockholder and its affiliates hold less than 35% of the shares of Common Stock held by such stockholder as of the Closing date.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the form of the Stockholders Agreement, a copy of which is included as Exhibit A to the Merger Agreement included as part of Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights and Lock-Up Agreement

In connection with the Transactions, the Company and the stockholders of QPhoton immediately prior to the Closing will enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will be required to file, within 90 days following the Closing date, a registration statement to register the resale of the shares of Common Stock to be issued in connection with the Transactions (including the shares into which the Class B Common Stock is convertible and the Warrants are exercisable) (collectively, the “Registrable Securities”). The stockholders party to the Registration Rights Agreement will also have rights to require underwritten shelf takedowns, subject to certain requirements and customary conditions.

The stockholders party to the Registration Rights Agreement will also agree (i) until the six month anniversary of the Closing Date, not to transfer the Registrable Securities held by them, and (ii) during the period between the six month anniversary of the Closing date and the first anniversary of the Closing date, to transfer on any trading day no more than, in the aggregate, 10% of the average daily trading volume of the Common Stock for then then-preceding five trading day period, in each case subject to certain exceptions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit E to the Merger Agreement included as part of Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of the Company that may be issued in connection with the Merger Agreement will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Agreement and Plan of Merger by and among Quantum Computing Inc., Project Alpha Merger Sub I, Inc., Project Alpha Merger Sub II, LLC, Qphoton, Inc., and Yuping Huang
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: May 23, 2022	By:	/s/ Christopher Roberts
Christopher Roberts Chief Financial Officer